Exhibit 23.2

                         [KPMG PEAT MARWICK LETTERHEAD]


                              ACCOUNTANT'S CONSENT



The Board of Directors
Gloversville Federal Savings and
Loan Association


We consent to the use in this Registration Statement on Form S-1 and in the Application for Conversion on Form AC of Adirondack Financial Services Bancorp, Inc. of our report dated December 12, 1997, on the financial statements of Gloversville Federal Savings and Loan Association as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997.


We consent to the filing of our opinion regarding the New York State franchise and income tax consequences of the Conversion as an exhibit to the Registration Statement in the Application for Conversion on Form AC. We also consent to the references to our firm under the headings "Legal and Tax Matters" and "Experts" and to such opinion in "The Conversion - Income Tax Consequences" in the related Prospectus.



                                          /s/ KPMG Peat Marwick LLP



Albany, New York
February 11, 1998